UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2006

Angelica Corporation
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-5674 (Commission File Number)	43-0905260 (I.R.S. Employer Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri 63017-3406
(Address of principal executive office)(Zip Code)

(314) 854-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04     Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

 The responsibilities for recordkeeping and administration of the Angelica Corporation Retirement Savings Plan (401(k)) is being transitioned to Fidelity Investments over the next few months, which triggers a requirement for a blackout period on transactions in the Company’s Common Stock. On November 8, 2006 Angelica Corporation (the “Registrant”) received the notice from Fidelity Investments with respect to the expected blackout periods as required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974. The investment blackout period during which participants will be unable to direct or diversify investments in the plan, obtain a loan from the plan, or obtain a distribution from the plan, is expected to extend from December 12, 2006 through January 31, 2007. During the blackout period, a director or executive officer may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any of the Registrant’s Common Stock that the director or executive officer acquires or previously acquired in connection with his or her service or employment with the Registrant.

 Inquiries concerning the blackout period may be submitted to: Judith Dunwoodie, Director, Benefits and Compensation, Angelica Corporation, 1105 Lakewood Pkwy., Suite 210, Alpharetta, GA 30004, phone: (678) 823-4121.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELICA CORPORATION
Dated: November 20, 2006	/s/ Steven L. Frey
Steven L. Frey
Vice President, General Counsel and Secretary